Exhibit 10.5

COMMERCIAL INSTALLMENT NOTE            FOR BANK USE ONLY
---------------------------            Debtor Name: P.T.C. BANCORP, INC.
                                       Debtor #
                                       Obligation #
                                       Office: 101 W. Washington St.
Amount:           City, State:         Date:
$2,600,000.00     Indianapolis, IN     May 18, 1994

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of NATIONAL CITY BANK, INDIANA ("Bank"), which has its principal place of business at 101 West Washington Street, Indianapolis, IN 46255, Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) in lawful money of the United States. Debtor shall pay an initial principal payment in the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) on September 30, 1994. The remaining principal, together with interest, shall be repaid in equal consecutive quarterly instalments, commencing on December 31, 1994, and continuing to be due and payable on the last day of each calendar quarter thereafter, until September 30, 1999, when the total outstanding balance of this note shall be due and payable. Each quarterly installment shall consist of principal in the amount of Ninety-Two Thousand Five Hundred and No/100 Dollars ($92,500.00), plus accrued interest.

Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at a fluctuating rate which is equal to the Reference Rate. At the Debtors option from time to time during the term of the Loan, the balance of the Loan may bear interest at a fixed rate per annum (based upon a 360-day year and the actual number of days elapsed) equal to the LIBOR Rate plus 185 basis points for periods of thirty (30), sixty (60), ninety (90), one hundred twenty (120), or one hundred eighty (180) days, as Debtor elects. Debtor must confirm the election of any option in writing which must be received by Bank: at least one
(1) Business Day before the elected effective date. Such writing shall contain all necessary details of the elected option and shall be signed by a duly authorized officer of Debtor. Once elected, a fixed rate option shall be irrevocable and may not be prepaid. Unless otherwise duly elected, advances bearing interest at a fixed rate option shall automatically convert to bearing interest at the Reference Rate upon expiration of the elected interest period.

Concurrently with any prepayment of the principal of this note, Debtor shall pay the unpaid interest accrued on the principal being prepaid, and each prepayment shall be applied to the outstanding installments of this note in the inverse order of their respective due dates.

If Debtor fails to pay an installment in frill within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late fee equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this note.

Except as otherwise agreed in writing, payments will be applied first to installments in the order of their respective due dates and then to late charges in the order of their respective due dates; provided, however, that if a payment so applied would pay the principal of this note in full, but leave

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late charges outstanding, such payment will instead be applied to late charges prior to being applied to the principal portion of the final installment. Each payment of an installment shall be applied first to accrued but unpaid interest and then to principal.

In its discretion, Bank may, from time to time, unilaterally change any provision for the application of payments and installments by mailing a written notice to Debtor of the change. The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to an appropriate officer of Bank: and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise); the interest rate otherwise in effect hereunder shall be increased by three percent (3%) per annum, provided that in no event shall the principal of and interest on this note bear interest after maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.

The occurrence of any of the following shall constitute an EVENT OF DEFAULT hereunder; (a) Debtor's Bank: Debt or any part thereof shall not be paid in frill promptly when due (whether by lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall die or be dissolved; (c) any representation or warranty made by an Obligor in this note or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this note or any Related Writing; (e) a judgment shall be entered against any Obligor in any court of record; (f) any deposit account of any Obligor is attached or levied upon; (g)any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshalling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors; (h) any Obligor enters into any merger or consolidation or sells, leases or otherwise disposes of all or substantially all of such Obligor's assets in any manner other than in the ordinary course of business; or (i) any Obligor's Bank: Debt or any part thereof shall not be paid in full immediately when due (whether by lapse, of time, acceleration of maturity or otherwise). Upon the occurrence of an Event of Default, the holder of this note may, in its sole discretion, declare this note to be due and payable, and the principal of and interest on this note shall thereupon become immediately payable in frill, without any presentment, demand or notice of any kind, which Debtor hereby waives. Debtor will pay to Bank: all costs and expenses of collection of this note, including, without limitation attorneys' fees.


In this note, (a) DEBT means, collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the Person or Persons in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan,

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                   overdraft, guaranty or other contract or by quasi-contract, tort, statute or other operation of law; (b) BANK DEBT means Debt payable to Bank, whether initially payable to Bank or acquired by Bank by purchase, pledge or otherwise and whether assigned to or participated to or from Bank in whole or in part; (c) PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans; (d) OBLIGOR means any Person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Debtor's Bank Debt or any part thereof in any manner and, in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property; (e) RELATED WRITING means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof; (f) PERSON means a natural person or entity of any kind, including, without limitation, any corporation, partnership,

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                   trust, governmental body or any other form or kind of entity;
                   (g) BUSINESS DAY means a day on which Bank's main office is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays or legal holidays; (h) REFERENCE RATE shall mean the rate in effect on any given day that is the higher of either (a) Bank's Prime Rate or (b) a rate equal to one-half of one percent (0.50%) above the Federal Funds Rate; and, (i) LIBOR RATE shall mean that rate of interest as quoted by Bank:
                   which shall be based upon the rate offered to Bank through leading banks in the London Interbank Market for U.S. Dollar deposits on immediately available funds for the interest rate period elected by Borrower plus the cost of any reserve requirements that may be imposed upon Bank for such deposits if Bank elects to match funds.


Debtor certifies to Bank that all fluids disbursed under this note will be used for business or commercial purposes.

Debtor and the undersigned guarantors, if any, hereby authorize Bank to share all credit and financial information relating to Debtor and the undersigned guarantors, if any, with Bank's parent company, and with any subsidiary or affiliate company of Bank or of Bank's parent company.

In no event shall the interest rate in effect on this note exceed the maximum rate permissible under the law governing this note.

If Debtor consists of more than one Person, Debtor shall be jointly and severally liable on this note.

Any holder's delay or omission in the exercise of any right under this note shall not operate as a waiver of that right or of any other right under this note.

If any provision of this note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein.

This note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supersede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral


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agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

No amendment, modification or supplement to this note or any Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

This note shall be governed by the law of the state in which Bank has its principal place of business.

IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, BANK, BY ITS ACCEPTANCE OF THIS NOTE, AND DEBTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY WRY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED WRITING OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS NOTE MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THEE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                                       "DEBTOR"
Address: State Road 101 and            P.T.C.BANCORP, INC., an Indiana
Reservoir Hill Road                    corporation
Brookville, Indiana 47012

Telephone #: 317-647-3591
TIN #: 35-1606016                      By: /s/ James L. Saner Sr.
                                           ---------------------------
                                           James L.Saner
                                           President

Bank Officer as Witness:


-----------------------------
Brent A.Holmes
Vice President








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